Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form No. S-4 of our report dated March 31, 2008 relating to the consolidated financial statements and financial statement schedule of ESS Technology, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
May 22, 2008